                                                                     EXHIBIT 5.1

                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                          NEW YORK, NEW YORK 10158-0125

                                 November__, 2000
FiberChem, Inc.
1181 Grier Drive, Suite B
Las Vegas, Nevada 89119

Ladies and Gentlemen:

You have requested our opinion with respect to the offer and sale by the selling securityholders of FiberChem, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-2 under the Securities Act of 1933, as amended (the "Act"), of up to 107,881,220 shares (the "Shares") of common stock, par value $.001 per share of FiberChem, Inc., a Delaware corporation ("FiberChem").

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of FiberChem. Based on the foregoing, it is our opinion that the 107,881,220 Shares included in the Registration Statement, when paid for and issued as contemplated by the convertible securities, warrants, options and other rights to acquire common stock pursuant to which the Shares are issuable, will be duly and validly authorized, issued and fully paid and nonassessable. The instruments under which certain of the Shares are issuable contemplate that the shareholders of FiberChem will approve an amendment to the certificate of incorporation of FiberChem increasing the authorized number of shares of common stock of FiberChem from 150,000,000 shares to 500,000,000 shares and our opinion with respect to such Shares assumes that the certificate of incorporation shall have been so amended prior to the issuance of such Shares.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                             Very truly yours,

                                             /s/ SNOW BECKER KRAUSS P.C.
                                             ----------------------------------
                                             Snow Becker Krauss P.C.